UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 7, 2007

HINES HORTICULTURE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24439	33-0803204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12621 Jeffrey Road, Irvine, California 92620

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 559-4444

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

( ) Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A amends the Form 8-K previously filed by Hines Horticulture, Inc. (the “Company”) with the Securities and Exchange Commission on February 13, 2007 to correct a typographical error which caused the anticipated sales price of 79 acres of land to be incorrectly reported as approximately $7.9 million instead of approximately $7.2 million.

Item 1.02. Termination of a Material Definitive Agreement

The anticipated sales price for the 79 acres of land which was to be sold to F & J Farms, LLC (“F&J”) pursuant to the terminated commercial contract between Hines Nurseries, Inc., a subsidiary of the Company and F&J, was approximately $7.2 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 14, 2007	HINES HORTICULTURE, INC.
By:	/s/ Claudia M. Pieropan

Claudia M. Pieropan

Chief Financial Officer, Secretary and

Treasurer

(principal financial and accounting officer)